Consent of Independent Registered Public Accounting Firm

We hereby consent to the references to our firm in this Registration Statement (No. 333-191476) on Form N-1A of AXS Thomson Reuters Private Equity Return Tracker Fund and AXS Thomson Reuters Venture Capital Return Tracker Fund, each a separate series of the Investment Managers Series Trust II, under the captions “Independent Registered Public Accounting Firm,” “Service Providers,” “Portfolio Holdings Information,” and “Financial Statements” in such Registration Statement.

/s/ RSM US LLP

Denver, Colorado

October 16, 2020